As filed with the Securities and Exchange Commission on August 24, 2016 Registration No. [___-___]
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

SVB Financial Group
(Exact name of Registrant as specified in its charter)

Delaware		91-1962278
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
3003 Tasman Drive Santa Clara, California 95054
(Address, including zip code, of Principal Executive Offices)

SVB FINANCIAL GROUP DEFERRED COMPENSATION PLAN
(Full title of the plan)

Greg Becker President & Chief Executive Officer SVB Financial Group 3003 Tasman Drive, Santa Clara, California 95054 (408) 654-7400
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Michael Zuckert General Counsel SVB Financial Group 3003 Tasman Drive, Santa Clara, California 95054 (408) 654-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
   Large accelerated filer ☒                                                                                             Accelerated filer ☐
   Non-accelerated filer ☐   (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deferred Compensation Obligations (1)	$30,000,000	100%	$30,000,000	$3,021

(1) The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the SVB Financial Group Deferred Compensation Plan described herein.

EXPLANATORY NOTE
SVB Financial Group (the “Company”) is filing this registration statement in accordance with Instruction E to Form S-8 to register an additional $30,000,000 unsecured future deferred compensation obligations of the Company that may be payable pursuant to the SVB Financial Group Deferred Compensation Plan, as amended (the “Plan”).
The contents of the Company’s original Registration Statement on Form S-8, Registration No. 333-192471, filed on November 21, 2013, are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 24, 2016.
SVB FINANCIAL GROUP
By: /s/ GREG BECKER
Greg Becker
President, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Greg Becker and Michael Zuckert, each as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto, (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ GREG BECKER	President, Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2016
Greg Becker

/s/ MICHAEL DESCHENEAUX	Chief Financial Officer (Principal Financial Officer)	August 24, 2016
Michael Descheneaux

/s/ KAMRAN HUSAIN	Chief Accounting Officer (Principal Accounting Officer)	August 24, 2016
Kamran Husain

/s/ ROGER DUNBAR	Chairman of the Board	August 24, 2016
Roger Dunbar

/s/ ERIC BENHAMOU	Director	August 24, 2016
Eric Benhamou

/s/ DAVID CLAPPER	Director	August 24, 2016
David Clapper

/s/ JOEL FRIEDMAN	Director	August 24, 2016
Joel Friedman

/s/ LATA KRISHNAN	Director	August 24, 2016
Lata Krishnan

/s/ JEFFREY MAGGIONCALDA	Director	August 24, 2016
Jeffrey Maggioncalda

/s/ MARY MILLER	Director	August 24, 2016
Mary Miller

/s/ KATE MITCHELL	Director	August 24, 2016
Kate Mitchell

/s/ JOHN ROBINSON	Director	August 24, 2016
John Robinson

/s/ GAREN STAGLIN	Director	August 24, 2016
Garen Staglin

EXHIBIT INDEX.

Exhibit Number	Description
4.1*	SVB Financial Group Deferred Compensation Plan
5.1	Opinion of Debevoise and Plimpton, LLP
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Debevoise and Plimpton, LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

*	Incorporated by reference from Exhibit 10.1 to the Registrant’s Form 10-Q filed with the SEC on November 6, 2015